Exhibit 23.5












                          Independent Auditors' Consent





The Members
Jefferies Partners Opportunity Fund II, LLC:

We consent to the incorporation by reference in the registration statements (No. 2-84303) on Form S-8, (No. 33-6054) on Form S-8 and S-3, (No. 33-26434) on Form
S-8 and S-3,  (No.  33-30277) on Form S-8 and S-3,  (No.  33-61682) on Form S-8,
(No. 33-61718) on Form S-8, (No.  333-51494) on Form S-8 and (No.  333-86018) on
form S-4 of Leucadia National Corporation of our report dated January 24, 2003, except as to Note 8 of the notes to the financial statements, which is as of February 14, 2003, relating to the statement of financial condition of Jefferies Partners Opportunity Fund II, LLC as of December 31, 2002 and the related statements of earnings, changes in members' equity and cash flows for the year then ended, which report appears in the December 31, 2002 Annual Report on Form 10-K/A of Leucadia National Corporation.




                                                  /s/ KPMG LLP


Los Angeles, California
September 9, 2003